EXHIBIT 99.1

RIOCAN REAL ESTATE INVESTMENT TRUST AND
TANGER FACTORY OUTLET CENTERS, INC.
ANNOUNCE JOINT VENTURE AGREEMENT TO DEVELOP
OUTLET MALL CONCEPTS IN CANADA

Toronto, Ontario and Greensboro, North Carolina (January 24, 2011) - RioCan Real Estate Investment Trust ("RioCan") (TSX:REI.UN) and Tanger Factory Outlet Centers, Inc. (“Tanger”) (NYSE: SKT), announced today that they have entered into a letter of intent to form an exclusive joint venture for the acquisition, development and leasing of sites across Canada that are suitable for development or redevelopment as outlet shopping centres similar in concept and design to those within the existing Tanger U.S. portfolio. Any projects developed will be co-owned on a 50/50 basis and will be branded as Tanger Outlet Centers. Tanger has agreed to provide leasing and marketing services to the venture and RioCan will provide development and property management services. It is the intention of the joint venture to develop as many as 10 to 15 outlet centres in larger urban markets and tourist areas across Canada, over a five to seven year period. The typical size of a Tanger Outlet Center is approximately 350,000 square feet, but is dependent on tenant demand. Assuming these parameters are suitable and materialize in Canada, on a fully built out basis, the overall investment of the joint venture is anticipated to be as high as $1 billion.

Tanger is a recognized leading developer and manager of outlet shopping centers in the United States., each one known as a Tanger Outlet Center. Tanger has been a publicly held Real Estate Investment Trust since May, 1993. Tanger Outlet Centers are characterized by a tenant mix of leading designer and brand-name manufacturers. Each shopping center provides a unique opportunity for customers to purchase a variety of brand-name products for the entire family directly from the manufacturer at substantial savings.

RioCan is Canada's largest real estate investment trust exclusively focused on retail real estate. RioCan owns and manages community-oriented neighborhood shopping centres anchored by supermarkets, together with a rapidly expanding mix of new format centres.

“In response to the increasing demand by U.S. tenants to expand into Canada, RioCan is pleased to partner with Tanger to develop Canada's first portfolio of U.S. style outlet centres. This venture will fill a void in the Canadian retail marketplace and will provide consumers with a distinctive outlet shopping experience closer to home” said Edward Sonshine, Q.C. President and CEO of RioCan. “This property type will be unique in Canada and will provide a niche retail segment for RioCan to further enhance its position as Canada's leading retail landlord.”

“The opportunity to partner with a growth-oriented company such as RioCan to expand our North American border was one not to be missed,” stated Steven B. Tanger, President and CEO of Tanger Factory Outlet Centers, Inc. “With RioCan's expertise and stellar reputation in the Canadian marketplace, coupled with the synergies in our strategies and approach to development and growth, we believe that this venture will be successful. Tanger's top retail partners are looking for growth in the Canadian market and it is our intent to provide them with the outlet shopping center sites to meet their needs.”

About RioCan
RioCan is Canada's largest real estate investment trust with a total capitalization in of approximately $10.1 billion as at December 31, 2010. It owns and manages Canada's largest portfolio of shopping centres with ownership interests in a portfolio of 296 retail properties, including 10 under development, containing an aggregate of over 66 million square feet. RioCan owns an 80% interest in 31 grocery anchored and new format retail centres in the United States through various joint venture arrangements. In addition, RioCan owns a 14% equity interest in Cedar Shopping Centers, Inc., a real estate investment trust focused on supermarket-anchored shopping centres and drug store-anchored convenience centres located predominantly in the Northeastern United States. For further information, please refer to RioCan's website at www.riocan.com.

About Tanger Factory Outlet Centers, Inc.
Tanger Factory Outlet Centers, Inc., (NYSE:SKT) is a publicly traded REIT headquartered in Greensboro, North Carolina that operates and owns, or has ownership interests in, a portfolio of 33 upscale outlet shopping centers in 22 states coast-to-coast, totaling approximately 10.2 million square feet, leased to over 2,100 stores that are operated by more than 375 different brand name companies. More than 160 million shoppers visit Tanger Outlet Centers annually. For more information on Tanger Outlet Centers, call 1-800-4-TANGER or visit our website at www.tangeroutlet.com.

Forward Looking Information
This news release contains forward-looking statements within the meaning of applicable securities laws. These statements include, but are not limited to, statements concerning RioCan's and Tanger's intention to develop and lease a portfolio of outlet centers, the estimated number of jointly developed outlet centers, the estimated cost of such development, the time period of such development, the expected success of the joint venture, as well as other statements concerning each company's objectives, its strategies to achieve those objectives, management's beliefs, plans, estimates, and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “outlook”, “objective”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “should”, “plan”, “continue”, or similar expressions suggesting future outcomes or events. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management of each company. All forward-looking statements in this News Release are qualified by these cautionary statements.

These statements are not guarantees of future events or performance and, by their nature, are based on estimates and assumptions, which are subject to risks and uncertainties which could cause actual events or results to differ materially from the forward-looking statements contained in this News Release. For a list of risk and uncertainties effecting the operations of RioCan, refer to the caption “Risk and Uncertainties “in RioCan's management discussion and analysis dated September 30, 2010 Those risks and uncertainties include, but are not limited to, those related to: liquidity in the global marketplace associated with current economic conditions, tenant concentrations, occupancy levels, access to debt and equity capital, interest rates, joint ventures/partnerships, the relative illiquidity of real property, unexpected costs or liabilities related to acquisitions, construction, environmental matters, legal matters, reliance on key personnel, unitholder liability, income taxes, the conditions to the transactions not being satisfied resulting in the failure to complete some or all of the proposed transactions, lack of availability of future acquisition opportunities and exposure to economic, real estate and capital market conditions in the United States. Material factors or assumptions that were applied in drawing a conclusion or making an estimate set out in the forward-looking information may include: a less robust retail environment than has been seen for the last several years; relatively stable interest costs; an increase in acquisition capitalization rates; a decrease in land costs for greenfield development; a continuing trend towards land use intensification in high growth markets; more limited but available access to equity and debt capital markets to fund, at acceptable costs, the future growth program and to enable the Trust to refinance debts as they mature and the availability of purchase opportunities for the joint venture. Although the forward-looking information contained in this News release is based upon what management believes are reasonable assumptions, there can be no assurance that actual results will be consistent with these forward-looking statements. Certain statements included in this News Release may be c onsidered “financial outlook” for purposes of applicable securities laws, and such financial outlook may not be appropriate for purposes other than this News Release.

For a more detailed discussion of the factors that affect Tanger's operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Such factors include, but are not limited to, the risks associated with general economic and local real estate conditions, Tanger's ability to meet its obligations on existing indebtedness or refinance existing indebtedness on favorable terms, the availability and cost of capital, the Tanger's ability to lease its properties or to meet its minimum pre-leasing hurdles on proposed new developments, Tanger's inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition.

For further information contact:
RioCan Real Estate Investment Trust
Edward Sonshine, Q.C.
President & CEO
(416) 866-3018

Tanger Factory Outlet Centers, Inc.
Steven B. Tanger
President and CEO
(336) 834-6817